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                                                                       Exhibit 1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Phillips-Van Heusen Corporation Associates Investment Plan for Associates who are Residents of the Commonwealth of Puerto Rico of our report dated June 25, 1999, with respect to the financial statements of the Phillips-Van Heusen Corporation Associates Investment Plan for Associates who are Residents of the Commonwealth of Puerto Rico included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



                                        /s/ Ernst & Young LLP



New York, New York
June 25, 1999